                                                                     EXHIBIT 4.3

                                                                  Execution Copy


                             AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement")
                                                                    ---------
is entered into as of May 25, 1999 by and among (i) Law Office Information Systems, Inc., an Arkansas corporation (the "Company"), (ii) Capital Resource
                                             -------
Lenders III, L.P., a Delaware limited partnership ("CRL III"), (iii) CRP
                                                    -------
Investment Partners III, L.L.C., a Delaware limited liability company ("CRP"),
                                                                        ---
(iv) Rowland Moriarty ("Moriarty," and together with CRL III and CRP, the
                        --------
"Capital Resource Parties"), (v) Sandler Capital Partners IV, L.P., a Delaware
-------------------------
limited partnership ("Sandler IV"), (vi) Sandler Capital Partners IV FTE, L.P.,
                      ----------
a Delaware limited partnership ("Sandler IV FTE", and together with Sandler IV,
                                 --------------
the "Sandler Parties"), (vii) the individual holders of the Dublind Warrant
     ---------------
Shares, whose names are set forth on the signature pages of this Agreement,
(viii) Mark Beyland, an individual ("Beyland"), (ix) Exeter Capital Partners IV, L.P., a Delaware limited partnership ("Exeter"), and (x) Dublind Partners Inc., a New York corporation ("Dublind Inc."). Each of the Persons described in
                         ------------
clauses (ii) through (x) of the preceding sentence is referred to herein as a

"Holder".
 ------

                                   RECITALS

     WHEREAS, the Company, CRL III and Dublind Investments LLC, a Delaware limited liability company ("Dublind LLC") are parties to the Registration Rights
                            -----------
Agreement ("Existing Registration Rights Agreement"), dated November 24, 1997,
            --------------------------------------
among the Company, CRL III and Dublind LLC;

     WHEREAS, CRL III has transferred some of its Series A Preferred Shares and Warrants to CRP and Moriarty pursuant to that certain Assignment, Assumption and Consent dated as of January 1, 1998;

     WHEREAS, CRL III exercised all of the Warrants held by it in full immediately prior to the execution and delivery of this Agreement;

     WHEREAS, Dublind LLC has exercised the Dublind Warrants in full and has transferred the 365,346 Dublind Warrant Shares purchased thereby to certain individuals, each of whom is a party hereto as described in clause (vii) in the preamble of this Agreement;

     WHEREAS, the Company proposes to sell (i) an aggregate of 2,495,697 shares of the Company's Series C Convertible Preferred Stock, $0.001 par value per share ("Series C Preferred Shares"), to the Sandler Parties, CRL III, Beyland
        -------------------------
and Exeter, and (ii) 86,059 shares of the Company's Common Stock to Dublind Inc., pursuant to the Stock Purchase Agreement entered into on or about the date hereof ("Series C Purchase Agreement") by and among the Company
         ---------------------------
and the other parties thereto; and

     WHEREAS, as a condition to the execution and delivery of the Series C Purchase Agreement and the consummation of the transactions contemplated thereby the parties have agreed to amend and restate the Existing Registration Rights Agreement so as to include the parties to the Series C Purchase Agreement and the persons described by clause (vii) of the preamble as parties to the agreement and to revise the terms of the agreement in the manner provided herein;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate in its entirety the Existing Registration Rights Agreement as follows:

     1.   Certain Definitions. As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" shall mean the United States Securities and Exchange
           ----------
Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean (i) the Company's Common Stock, par value
           ------------
$0.001 per share, as authorized on the date of this Agreement, (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount per share, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the payment thereof, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), and (iii) any other securities into which or for which any of the securities described in (i) or (ii) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          "Dublind Warrants" shall mean the Company's Common Stock Purchase
           ----------------
Warrants to purchase up to 365,346 shares of Common Stock issued to Dublind LLC on November 24, 1997 for financial advisory services rendered to the Company in connection with the consummation of the transactions contemplated by the Series A Purchase Agreement and which have been exercised in full prior to the date hereof.

          "Dublind Warrant Shares" shall mean the 365,346 shares of Common Stock
           ----------------------
that were issued upon exercise of the Dublind Warrants.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Holder" shall mean at any time any Person that holds Registrable
           ------
Securities which (i) is one of the Holders identified in the preamble to this Agreement or (ii) has been assigned those rights and obligations pursuant to
Section 11. For purposes of this Agreement, a Person shall be deemed to hold, as of any time, (A) all issued and outstanding shares of Common Stock, Registrable Securities or other securities then held or deemed to be held by such Person, (B) all additional shares of Common Stock, Registrable Securities or other securities which would then be held by such Person if it were assumed that all Preferred Shares and Warrants then held or deemed to be held by such Person had been duly and effectively exercised in full at and effective as of such time, (C) all additional shares of Common Stock, Registrable Securities or other securities which would then be held by such Person if it were assumed that all Rights, if any, then held or deemed to be held by such Person had been duly and effectively exercised in full at and effective as of such time and (D) all additional shares of Common Stock, Registrable Securities or other securities, if any, which such Person then has a right to purchase pursuant to the preemptive rights granted under Section 4 of the Stockholders Agreement or by virtue of any prior exercise of such preemptive rights, assuming, in the case of each of clauses (B) and (C), that all adjustments to the kind, number and amount of shares of capital stock or other securities issuable upon exercise, exchange or conversion of any of the Preferred Shares, Warrants or other Rights referred to in such clause required by reason of any event or transaction occurring at or prior to such time had been duly and effectively made as and when required by the terms thereof.

          "Majority Series A Holders" shall mean Holders that own at least
           -------------------------
fifty-one percent (51%) of the aggregate of (A) the Warrant Shares and shares of any other securities issued and issuable upon exercise of the Warrants and (B) the Series A Preferred Conversion Shares and shares of any other securities issued or issuable upon conversion of the Series A Preferred Shares.

          "Majority Series C Holders" shall mean Holders that own at least two-
           -------------------------
thirds of the aggregate of the Series C Preferred Conversion Shares and shares of any other securities issued or issuable upon conversion of the Series C Preferred Shares.

          "Person" shall mean an individual, a corporation, a partnership, a
           ------
joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

          "Preferred Conversion Shares" shall mean the Series A Preferred
           ---------------------------
Conversion Shares and the Series C Preferred Conversion Shares.

          "Preferred Shares" shall mean the Series A Preferred Shares and the
           ----------------
Series C Preferred Shares.

          "Registrable Securities" shall mean (i) any and all shares of Common
           ----------------------
Stock issued or issuable upon conversion or exercise of any Series A Preferred Shares,

Series C Preferred Shares or Warrants, (ii) any and all shares of Common Stock, and any shares of Common Stock issued or issuable upon the exercise of any Rights or other securities, acquired by or issuable to the Holders pursuant to
Section 4 of the Stockholders' Agreement, (iii) any and all other shares of Common Stock, and any shares of Common Stock issued or issuable upon the exercise of any Rights or other securities, acquired by any Holder from the Company and (iv) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common
                                       --------  -------
Stock which are Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to an effective registration statement or Rule 144 under the Securities Act.

          "Registration Expenses" shall mean the expenses so described in
           ---------------------
Section 5.

          "Rights" means any options, warrants or other rights, however
           ------
denominated, to subscribe for, purchase or otherwise acquire any Common Stock or Rights to Common Stock, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Series A Holders" shall mean Holders that hold Series A Preferred
           ----------------
Shares and/or Series A Preferred Conversion Shares.

          "Series A Preferred Conversion Shares" shall mean the shares of Common
           ------------------------------------
Stock issued and issuable upon conversion of the Series A Preferred Shares.

          "Series A Preferred Shares" shall mean the 931,044 shares of Series A
           -------------------------
Convertible Preferred Stock, $0.001 par value per share, of the Company issued to CRL III pursuant to the Series A Purchase Agreement.

          "Series A Purchase Agreement" shall mean the Senior Subordinated Note
           ---------------------------
and Securities Purchase Agreement, dated November 24, 1997, among the Company and the Capital Resource Parties, as amended.

          "Series C Holders" shall mean Holders that hold Series C Preferred
           ----------------
Shares and/or Series C Preferred Conversion Shares.

          "Series C Preferred Conversion Shares" shall mean the shares of Common
           ------------------------------------
Stock issued and issuable upon conversion of the Series C Preferred Shares.

          "Series C Preferred Shares" shall mean the 2,495,697 shares of the
           -------------------------
Series C Convertible Preferred Stock, par value $0.001 per share, of the Company issued to the Sandler Parties, CRL III, Beyland and Exeter pursuant to the Series C Purchase Agreement.

          "Stockholder Agreement" means the Amended and Restated Stockholders
           ---------------------
Agreement, dated as of the date hereof, by and among the Company, the Capital Resource Parties, the Sandler Parties, Beyland, Exeter and certain other Persons.

          "Subordinate Holders" shall mean all Holders other than Series A
           -------------------
Holders and Series C Holders.

          "Warrant Shares" shall mean the 1,056,616 shares of Common Stock that
           --------------
were issued upon exercise of the Warrants held by CRL III immediately prior to the execution and delivery of this Agreement and any shares of Common Stock that may hereafter be issued or issuable upon exercise of the outstanding Warrants in accordance with the terms thereof.

          "Warrants" shall mean the Company's Common Stock Purchase Warrants
           --------
issued to CRL III pursuant to the Series A Purchase Agreement.

     2.   Demand Registration.
          -------------------

          (a) At any time after the earlier of November 24, 2002 or the date on which the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, (A) the Majority Series A Holders and (B) Series C Holders holding at least thirty percent (30%) of the Registrable Securities held by Series C Holders as of such time may each request the Company to register under the Securities Act all or any portion of the Registrable Securities held by such requesting Holders in the manner specified in such request, and upon receipt of such request the Company shall promptly deliver notice of such request to all Series A Holders and Series C Holders, who shall then have twenty (20) days to notify the Company in writing of their desire to be included in such registration. The Company will use its best efforts to expeditiously effect the registration of all Registrable Securities that Series A Holders and Series C Holders request to be included in such registration under the Securities Act, but only to the extent provided for in the following provisions of this Agreement; provided, however, that the Company shall not be required to effect registration pursuant to a request under this Section 2(a) more than one (1) time for the Series A Holders and one (1) time for the Series C Holders; and provided further, however, that the Company shall not be required to effect registration pursuant to a request under this
Section 2 unless the reasonably anticipated aggregate price to the public of such public offering would exceed $5,000,000. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Registrable Securities shall have been entitled to join pursuant to
Section 3 or 10 and in which there shall have been effectively registered all Registrable Securities as to which registration shall have been requested. Neither the Company nor any Person that is not a Series A

Holder or Series C Holder shall participate in any registration requested pursuant to this Section 2 unless the Majority Series A Holders (if Series A Holders are participating in such registration) and the Majority Series C Holders (if Series C Holders are participating in such registration) otherwise agree.

          (b) Whenever a requested registration pursuant to Section 2(a) is for an underwritten offering, only Registrable Securities which are to be included in the underwriting may be included in the registration. If the managing underwriter of such offering determines in good faith that the number of Registrable Securities so included which are to be sold by the holders of the Registrable Securities should be limited due to market conditions, then the Series A Holders and Series C Holders participating in such underwriting and registration shall share pro rata in the number of such Registrable Securities
                         --- ----
being underwritten and registered for their account, such sharing to be based on the number of all Registrable Securities held by such holders, respectively. Whenever a requested registration pursuant to Section 2(a) is for an underwritten public offering, the Company, subject to the approval of (A) the Majority Series A Holders, if such registration was requested by the Majority Series A Holders, or (B) the Majority Series C Holders, if such registration was requested by the Majority Series C Holders (which approval, in either case, will not be unreasonably withheld or delayed), may designate the managing underwriter(s) of such offering. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable) to become effective less than 90 days after the effective date of any registration required pursuant to this Section 2.

          (c) If at the time of any request to register Registrable Securities pursuant to Section 2(a) the Company is preparing or within thirty (30) days thereafter commences to prepare a registration statement for a public offering (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable) which in fact is filed and becomes effective within ninety (90) days after the request, or is engaged in any activity which, in the good faith determination of the Company's board of directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of four months from the effective date of such offering or the date of commencement of such other activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two year period. Nothing in this Section 2(c) shall preclude a holder of Registrable Securities from enjoying registration rights which it might otherwise possess under Section 3 hereof.

     3.   Piggyback Registration. If the Company at any time proposes to
          ----------------------
register any of its securities under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) for sale to the public (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to all Holders owning Registrable Securities of its intention to do so. Upon the written request of any of such Holders of the Registrable Securities given within twenty
(20) days after receipt by such Holder of such
notice, the Company will, subject to the limits contained in this Section 3, use its best efforts to cause all such Registrable Securities of said requesting Holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent requisite to permit such sale or other disposition by such Holder of the Registrable Securities so registered; provided, however, that if the Company is advised in writing in good faith by
--------  -------
any managing underwriter of the Company's securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, "Selling Stockholders") is greater
                                               --------------------
than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such Holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter provided that no reduction shall be made in the amount of Registrable Securities offered for the accounts of the Holders of Registrable Securities unless such reduction is imposed pro rata with respect to all securities whose holders have a contractual, incidental "piggy back" right to include such securities in the registration statement as to which inclusion has been requested pursuant to such right; provided, however, that there is first excluded from such registration
       --------  -------
statement all shares of Common Stock sought to be included therein by (i) any officer or employee of the Company or any subsidiary of the Company, (ii) any holder thereof not having any such contractual, incidental registration rights,
(iii) any Subordinate Holders, and (iv) any holder thereof having contractual, incidental registration rights subordinated and junior to the rights of the Holders of Registrable Securities.

     4.   Registration Procedures. If and whenever the Company is required by
          -----------------------
the provisions of this Agreement to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

          (i) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that
                                                       --------  -------
notwithstanding any other provision of this Agreement, the Company shall not in any event be required to use its best efforts to maintain the effectiveness of any such registration statement for a period in excess of nine (9) months;

          (ii) promptly notify each Holder of Registrable Securities of the effectiveness of the Registration Statement;

          (iii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

          (iv) furnish to each seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

          (v) use reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (vi) before filing the registration statement or prospectus or amendments or supplements thereto, furnish to one counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel;

          (vii) Obtain (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities; and

          (viii) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed.

     5.   Expenses. All expenses incurred in effecting the registrations
          --------
provided for in Sections 2, 3 and 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and fees not to exceed $10,000 of one counsel for all of the selling holders of Registrable Securities, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 4(v) hereof (all of such expenses referred to as "Registration Expenses"), shall be paid by the Company;
                         ---------------------
provided, that if an offering pursuant to any registration commenced pursuant to
--------
Section 2 is abandoned by the Selling Stockholders (other than by reason of material adverse information pertaining to the Company's business affairs or financial position, as opposed to stock market conditions, in which event the Company shall bear all Registration Expenses), such selling shareholders shall bear pro rata any costs incurred by the Company in conjunction with such
     --- ----
registration. The number of registrations to which the holders of Registrable Securities are entitled pursuant to Section 2 shall not be reduced on account of any abandoned registration statement.

     6.   Indemnification. (a)  The Company shall indemnify and hold harmless
          ---------------
the seller of such securities, each underwriter (as defined in the Securities
Act), and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively the "Indemnified Person") against any losses, claims, damages
                      ------------------
or liabilities (collectively the "Liability"), joint or several, to which such
                                  ---------
Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such Liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as otherwise provided in Section 6(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such Liability; provided, however, that the Company shall not be liable to any Indemnified
--------  -------
Person in any such case to the extent that any such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein, or upon such statement or omission therein based on the authority of an expert within the meaning of that term as defined in the Securities Act (but only if the Company had no reasonable ground to believe, and did not believe, that the statements made on the authority of an expert were untrue or that there was an omission to state a material fact); and provided
                                                                    --------
further, that the Company shall not be required to indemnify any Person against
-------
any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any Liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act. The Company shall indemnify and hold harmless the Indemnified Person regardless of any investigation made by or on behalf of such Indemnified Person and such obligation shall survive transfer of such securities by such seller.

          (b) Each holder of any Registrable Securities shall, by acceptance thereof, indemnify and hold harmless each other holder of any Registrable Securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls such other holder, the Company, or such underwriter (individually and collectively also the "Indemnified Person"),
                                                     ------------------
against any Liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such Liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and
(ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such holder specifically for use therein, and then only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission by the holder was not based on the authority of an expert as to which the holder had no reasonable ground to believe, and did not believe, that the statement made on the authority of such expert was untrue or that there was an omission to state a material fact. Subject to Section 6(f), such holder shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that no
                                                  --------  -------
holder of Registrable Securities shall be required to indemnify any Person against any Liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any Liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

          (c)  Indemnification similar to that specified in Sections 6(a) and
(b) shall be given by the Company and each holder of any Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of the Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

          (d) In the event the Company, any holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 6(a), (b) or (c), the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the indemnifying party fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by the Person against whom indemnification is sought). In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's prior written consent.

          (e) In order to provide for just and equitable contribution if a claim for indemnification pursuant to the indemnification provisions of this
Section 6 is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not been enforced in such case, even though the express provisions hereof provide for indemnification in such case or the indemnification provided for under this
Section 6, even though so provided for, otherwise is unavailable to or insufficient to hold any Indemnified Party harmless to the full extent provided therein with respect to any Liability (or any fees, costs or expenses) for which such indemnification is provided for, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liability (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions which resulted in such Liability or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, from the subject offering or distribution, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution received by the Indemnifying Party bears to the net proceeds of the offering or other distribution received by the Indemnified Party. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this
Section 6(e) were to be determined by pro rata allocation (even if all Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e).

          (f) The parties agree, to the maximum extent permitted by law, that the obligations and liability of each Holder with respect to any registration in which such Holder participates pursuant to Section 2 or 3, whether for indemnification pursuant to Section 6(b), contribution pursuant to Section 6(e) or otherwise, shall not in any event exceed in the aggregate the amount of net proceeds received by such Holder from the sale of the Registrable Shares sold by such holder in such registration.

     7.   Compliance with Rule 144. In the event that the Company (i) registers
          ------------------------
a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, thereafter, at the request of any holder of the Warrants, the Preferred Shares or other Registrable Securities who proposes to sell the Registrable Securities in compliance with Rule 144 of the Commission, the Company shall forthwith furnish to such holder or holders a written statement of compliance with the filing requirements of the Commission as set forth in such Rule, as such Rule may be amended from time to time, and make available to the public and such holders such information as will enable the holders to make sales of Registrable Securities pursuant to Rule 144.

     8.   Consent to be Bound. Each subsequent holder of Warrants, Warrant
          -------------------
Shares,

Preferred Shares, or Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

     9.   Amendments. The provisions of this Agreement may be amended, and the
          ----------
Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of all of the following: (i) Holders of at least fifty-one percent (51%) of the Registrable Securities, (ii) the Majority Series A Holders, and (iii) the Majority Series C Holders.

     10.  Form S-3.
          --------

          (a) After the first public offering of its securities registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 under the Securities Act. All Series A Holders and Series C Holders shall have the right to request any number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders). The Company shall not be required to effect a registration pursuant to this Section 10 if the holder or holders requesting registration propose to dispose of shares of the Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of less than $500,000. This Section shall not be interpreted to restrict the Company from acquiring its own shares or to require the Company to sell its own shares. The Company shall give notice to all holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 10 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts, in each case, to effect promptly the registration of all shares of the Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

          (b) If at the time of any request to register Registrable Securities pursuant to Section 10(a) the Company is preparing or within thirty (30) days thereafter commences to prepare a registration statement for a public offering (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable) which in fact is filed and becomes effective within ninety (90) days after the request, or is engaged in any activity which, in the good faith determination of the Company's board of directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of four months from the effective date of such offering or the date of commencement of such other activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one year period. Nothing in this Section 10 shall preclude a holder of Registrable Securities from enjoying registration rights which it might otherwise possess under Section 3 hereof.

     11.  Assignability of Registration Rights. The registration rights set
          ------------------------------------
forth in this Agreement are assignable to each assignee as to each Warrant, each Preferred Share, or each share of Registrable Securities conveyed in accordance herewith who agrees in writing to be bound by the terms and conditions of this Agreement. The registration rights under this Agreement may be assigned to any Person only if and to the extent that shares of Registrable Securities are transferred to such Person. The term "seller" as used in this Agreement refers to a Holder of the Registrable Securities selling such shares.

     12.  Rights Which May Be Granted to Subsequent Investors. The Company shall
          ---------------------------------------------------
not grant subsequent registration rights to any third party which would result in such party being entitled to participate in any registration requested pursuant to Section 2, or which would result in any reduction in the number of shares of Registrable Securities that any Holder would be entitled to include absent the participation of such party in any registration in which such Holder is entitled to participate pursuant to Section 3 or 10, or which are otherwise superior or equal to the registration rights granted pursuant to this Agreement so long as any of the registration rights under this Agreement remain in effect.

     13.  Damages. The Company recognizes and agrees that each holder of
          -------
Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

     14.  Representations and Warranties of the Company. The Company represents
          ---------------------------------------------
and warrants to the Purchaser as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     15.  Miscellaneous.
          -------------

          (a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

     If to the Company:

               Law Office Information Systems, Inc.
               105 North 28th Street
               Van Buren, Arkansas 72956
               Attn: Kyle D. Parker, President
               Telecopy No.: (501) 471-9224

          With a copy to:

               Thompson & Knight
               1700 Pacific Avenue, Suite 3300
               Dallas, Texas 75201
               Attention: Kenn W. Webb, Esq.
               Telecopy No.: (214) 969-1751

     If to the Capital Resource Parties:

               Capital Resource Lenders III, L.P.  or
               CRP Investment Partners III, LLC
               c/o Capital Resource Partners
               85 Merrimac Street
               Suite 200 Boston, Massachusetts 02114
               Attention: Robert C. Ammerman
               Telecopy No.: (617) 723-9819

          With a copy to:

               Testa, Hurwitz & Thibeault, LLP
               High Street Tower
               125 High Street
               Boston, Massachusetts 02110
               Attention: Andrew E. Taylor, Jr., Esq.
               Telecopy No.: (617) 248-7100

     If to Dublind Inc.:

               Dublind Partners, Inc.
               80 Field Point Road
               Second Floor
               Greenwich, Connecticut 06830

               Attention: Nestor Olivier
               Telecopy No.: (203) 869-6345

     If to Sandler IV or Sandler IV FTE:

               Sandler Capital Partners IV, L.P.
               Sandler Capital Partners IV FTE, L.P.
               767 Fifth Avenue, 45th Floor
               New York, New York 10153
               Attention: Hannah C. Stone
               Telecopy No.: (212) 826-0280

          With a copy to:

               Baker & Botts, LLP
               599 Lexington Avenue
               New York, New York 10022
               Attention: Lee D. Charles, Esq.
               Telecopy No.: (212) 705-5125

     If to Exeter:

               Exeter Capital Partners IV, L.P.
               10 East 53rd Street
               New York, New York 10022
               Attn:  Keith R. Fox
               Fax:  (212) 872-1198

     If to Beyland:

               Law Office Information Systems, Inc.
               105 North 28th Street
               Van Buren, Arkansas 72956
               Attention: Mark Beyland
               Telecopy No.: (501) 471-9224

     If to any other holder of Warrants, Warrant Shares, Preferred Shares, or Registrable Securities:

               at such holder's address for notice as set forth in the books and records of the Company,

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this subsection (a).

All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph Company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (e) This Agreement shall supersede the Existing Registration Rights Agreement, and upon the execution and delivery of this Agreement by all parties hereto, the Existing Registration Rights Agreement shall terminate and be of no further force or effect.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

                    LAW OFFICE INFORMATION SYSTEMS, INC.



                    By: /s/ Kyle Parker
                       --------------------------------------------
                    Name:  Kyle Parker
                    Title: Chief Executive Officer

                    CAPITAL RESOURCE LENDERS III, L.P.

                    By:    Capital Resource Partners III, L.L.C.
                           Its General Partner



                    By: /s/ Robert C. Ammerman
                       --------------------------------------------
                    CRP Investment Partners III, LLC



                    By:/s/ Robert C. Ammerman
                       --------------------------------------------
                    Name:
                       --------------------------------------------
                    Title:
                       --------------------------------------------

                     /s/ Rowland T. Moriarty
                     ----------------------------------------------
                     Rowland T. Moriarty

                    /s/ Charles J. Lindsay
                    -------------------------------------------------
                    Charles J. Lindsay


                    /s/ Charles J. Lindsay
                    -------------------------------------------------
                    Charles J. Lindsay, a Custodian for
                    Michael D. Lindsay under the Connecticut Uniform Transfers to Minors Act

                    /s/ Charles J. Lindsay
                    --------------------------------------------------
                    Charles J. Lindsay,
                    as Custodian of Maxwell C.
                    Lindsay under the Connecticut Uniform
                    Transfers to Minors Act

                    /s/ Charles J. Lindsay
                    --------------------------------------------------
                    Charles J. Lindsay,
                    as Custodian of Susan M.
                    Lindsay under the Connecticut Uniform
                    Transfers to Minors Act


                    /s/ Charles J. Lindsay
                    --------------------------------------------------
                    Charles J. Lindsay,
                    as Custodian of Sally M.
                    Lindsay under the Connecticut Uniform
                    Transfers to Minors Act

                    /s/ George P. Lindsay
                    --------------------------------------------------
                    George P. Lindsay

                    /s/ Charles M. Dubroff
                    --------------------------------------------------
                    Charles M. Dubroff

                    /s/ Nester J. Olivier
                    --------------------------------------------------
                    Nester J. Olivier

                    /s/ Nestor J. Olivier
                    --------------------------------------------------
                    Nestor J. Olivier,
                    as Custodian for Maximilian A.
                    Olivier under the Connecticut Uniform
                    Transfers to Minor Act

                    SANDLER CAPITAL PARTNERS IV, L.P.
                       By:  SANDLER INVESTMENT PARTNERS, General Partner
                           By:  SANDLER CAPITAL MANAGEMENT, General Partner
                              By:  MJDM MEDIA CORP., a General Partner


                              By: /s/ Edward Grinacoff
                                 -------------------------------------
                                  Edward Grinacoff
                                  President

                    SANDLER CAPITAL PARTNERS IV, FTE, L.P.
                       By:  SANDLER INVESTMENT PARTNERS, General Partner
                           By:  SANDLER CAPITAL MANAGEMENT, General Partner
                              By:  MJDM MEDIA CORP., a General Partner


                              By: /s/ Edward Grinacoff
                                 -----------------------------------
                                  Edward Grinacoff
                                  President

                    /s/ Mark Beyland
                    ___________________________________
                    Mark Beyland


                    EXETER CAPITAL PARTNERS IV, L.P.
                       By:  EXETER IV ADVISORS, L.P., General Partner
                           By:  EXETER IV ADVISORS, INC., General Partner


                                  /s/ Keith Fox
                              By:____________________________________

                              Title:_________________________________



                    DUBLIND PARTNERS INC.


                              By: /s/ Charles Lindsay
                              ----------------------------------------
                              Name:  Charles Lindsay
                              Title: President


               [Signature Page to Registration Rights Agreement]